Exhibit 99.1

JBS REPORTS SECOND QUARTER 2026 RESULTS

August 10, 2026 – JBS N.V. (NYSE: JBS; B3: JBSS32), announces today its 2Q26 results. The numbers reported herein are in US dollars, in accordance with International Financial Reporting Standards (IFRS), unless otherwise specified.

(in millions, except per share data)

	Second Quarter		Six Months Ended
	2026	2025	2Q26	2Q25
Net Sales	$23,900	$20,998	$45,508	$40,524
Adjusted EBITDA (IFRS)¹ ²	$1,429	$1,754	$2,563	$3,281
Adjusted EBITDA (USGAAP)¹ ³	$1,257	$1,368	$2,173	$2,681
Adjusted Operating Income (IFRS)¹ ²	$790	$1,188	$1,306	$2,181
Adjusted Operating Income (USGAAP)¹ ³	$866	$1,034	$1,410	$2,033
Net Income Attributable to JBS²	$-102	$528	$118	$1,028
Earnings Per Share Attributable to JBS²	$-0.10	$0.48	$0.11	$0.93
Adjusted Earnings Per Share Attributable to JBS¹ ²	$0.20	$0.52	$0.43	$1.03

	Twelve Months Ended
	2Q26		2Q25
Leverage (Net Debt / Adjusted EBITDA LTM)¹ ²	3.10	x	2.27	x
Interest Coverage (Adjusted EBITDA LTM / Net Interest Expenses LTM)¹ ²	5.00	x	7.74	x
ROE LTM ¹ ²	13.4%		25.7%
ROIC LTM ¹ ²	13.4%		17.0%

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.
(2)	IFRS
(3)	USGAAP (non-audited)

Second Quarter Highlights

●	Net Sales of $23.9 billion, up 14% from prior year
●	IFRS Adjusted EBITDA of $1,429 million, down 18% from prior year
●	USGAAP¹ Adjusted EBITDA of $1,257 million, down 8% from prior year
●	IFRS Adjusted operating income of $790 million, down 34% from prior year
●	USGAAP¹ Adjusted operating income of $866 million, down 16% from prior year
●	EPS of -$0.10, vs. $0.48 from prior year
●	Adjusted EPS of $0.20, vs. $0.52 from prior year

“In 2Q26, JBS once again reported a record revenue, reflecting the strength of the Company’s multi-geography and multi-protein platform. Compared to last year, profitability was pressured by a tough comparison base, as the poultry operations had posted record results in 2Q25. Compared to the first quarter, profitability already showed an improvement in the majority of our business units.

The quarter recorded a net loss of $102 million, while adjusted net income totaled $218 million, translating into adjusted EPS of $0.20. The main non-recurring items adjusted in net income were: (i) $172 million in premiums, interest, and costs associated with the tender offers for the bond and the CRA (Brazilian local debenture); (ii) antitrust settlements of $133 million; and (iii) the final calculation of the bargain purchase price gain on the acquisition of Mantiqueira Alimentos, totaling $81 million; among others.

Leverage ended 2Q26 at 3.1x, slightly above the Company’s long-term target. We also joined the Russell 1000 and Russell 3000 indices, an important milestone that contributes to stock liquidity, expands our shareholder base, and enhances our global visibility. During the quarter, we returned value to our shareholders through a $1 billion dividend payment.” said Gilberto Tomazoni — Global CEO.

JBS Beef North America reported record sales in the second quarter while cutout values remained at historically high levels, supported by resilient U.S. consumer demand. The increase in live cattle prices outpaced the change in cutout values, reflecting the low cattle availability. As a result, industry spreads remained pressured. Live cattle imports from Mexico remained restricted during the quarter, further constraining supply in the U.S. market, but are expected to resume gradually beginning on August 24th. In this scenario, the Company announced the closure of two plants, one located in Souderton, Pennsylvania (processing), and the another in Memphis, Tennessee (case ready). Production will be absorbed by other US plants, therefore with minimal impact on sales. JBS also merged the Fed Beef, Regional Beef, and Case Ready business units into a single structure, Beef USA. These measures simplify operations, aiming at greater operational efficiency.

Pilgrim’s Pride saw firm chicken demand across all regions. In the U.S., Fresh volumes rose on stronger retail and foodservice demand. Profitability declined year-over-year due to lower commodity pricing, though margins improved sequentially on productivity gains, plant upgrades, and better live operations. Case Ready and Small Bird volumes grew via distribution with key customers. Prepared Foods delivered profitable growth, with both sales and margins rising. In Europe, retail volumes to key customers grew faster than the overall grocery channel, helping offset pressured pork margins from higher UK imports, added costs from the Middle East conflict, and softer foodservice traffic. In Mexico, volumes rose across fresh and prepared products. Chicken demand stayed robust despite a significant rise in overall protein supply. Across key markets, growth in branded and prepared offerings, along with ongoing investments, will further mitigate commodity market challenges and strengthen margins while reducing risk.

JBS USA Pork reported flat revenue compared to the prior year. Domestic demand for pork softened as inflation pressured the American consumer. According to the USDA, pork exports continued to stay above last year’s level and were up 4.7% Y/Y during January through May. The Company continues to invest in expanding its value-added and branded product portfolio. JBS USA Pork, the Company’s most resilient business unit, maintained its profitability within its historical range.

JBS Australia net sales growth in 2Q26 was driven by higher prices and volumes. The beef segment delivered strong revenue growth, supported by higher prices in both domestic and export markets. Strong commercial dynamics, combined with continued operational efficiency gains, more than offset the 24% year-over-year increase in cattle costs in 2Q26. Pork profitability was also a highlight, driven by operational execution and higher productivity. The weaker U.S. dollar relative to the Australian dollar continued to weigh on the translation of results into U.S. dollars versus the prior-year period.

JBS Brazil also reported record sales for a second quarter. The revenue growth reflects higher prices and volumes in both the export and domestic markets. In the export market, strong revenue growth was driven by higher prices and volumes, mainly to fill the Chinese quota. Robust global demand and the Company’s geographic diversification strategy also boosted exports. In the domestic market, higher prices and volumes for beef were driven by World Cup-related marketing initiatives and stronger commercial execution, particularly through partnerships with key customers. In relation to costs, the average live cattle price during the quarter was approximately R$353/@, an increase of 12% compared to 2Q25. Even with elevated cattle prices, JBS reported its highest EBITDA for a second quarter.

Seara reported an 18% sales growth compared to the same period of last year, with a strong adjusted EBITDA margin of 14.9% in 2Q26. In the export market, the Company maintained its sales growth driven by higher volumes of fresh poultry. Another highlight was the sales to the Middle East, despite a more challenging operating environment resulting from the conflict. Investments Seara has been making in the region supported volume growth, especially for value-added and branded products. In the Brazilian market, Seara continued to invest in its fundamentals, expanding its value-added portfolio, increasing processing capacity for fresh and prepared products, strengthening its brand, and maintaining solid commercial and operational execution. As a result, the Company delivered a strong performance, reinforcing the consistency of its strategy and operational discipline.

Free Cash Flow & Leverage

Free cash flow in 2Q26 improved by US$185 million year-over-year, reaching a positive US$130 million, compared to a cash consumption of US$55 million in 2Q25. The improvement was mainly driven by working capital, particularly (i) a US$600 million improvement in receivables, reflecting higher receivables discounting and larger advance payments from Chinese customers related to JBS Brazil’s exports, and (ii) a US$390 million increase in payables, driven mainly by higher cattle prices and increased slaughter volumes, particularly in Brazil. These effects were partially offset by (i) a US$324 million decline in Adjusted EBITDA, (ii) a US$129 million increase in net cash interest expenses and (iii) a US$163 million increase in capex.

The average debt term reached 15.3 years, with an average cost of 5.7%. Net leverage ended the quarter at 3.1x, slightly above the company’s long-term financial target. In August, JBS increased its revolving credit facility from US$3.5 billion to US$4.2 billion, while reducing the all-in cost. Considering this increase, JBS grew its total liquidity to US$7.7 billion.

SEGMENT RESULTS

JBS Beef North America
	Second Quarter			Six Months Ended
IFRS - US$ Million	2026	2025	Var %	2Q26	2Q25	Var %
Net Sales	$7,770	$6,805	14.2%	$14,936	$13,227	12.9%
Cost of Sales	$(7,661)	$(6,826)	12.2%	$(14,890)	$(13,149)	13.2%
Gross Profit	$109	$(21)	-	$46	$77	-39.9%
Adjusted EBITDA	$(78)	$(233)	-66.4%	$(345)	$(333)	3.5%
Margin (%)	-1.0%	-3.4%	2.4 p.p.	-2.3%	-2.5%	0.2 p.p.
Adjusted Operating Income	$(138)	$(293)	-52.9%	$(467)	$(451)	3.5%
Margin (%)	-1.8%	-4.3%	2.5 p.p.	-3.1%	-3.4%	0.3 p.p.

	Second Quarter			Six Months Ended
USGAAP¹ - US$ Million	2026	2025	Var %	2Q26	2Q25	Var %
Net Sales	$7,770	$6,805	14.2%	$14,936	$13,227	12.9%
Cost of Sales	$(7,846)	$(7,040)	11.5%	$(15,209)	$(13,552)	12.2%
Gross Profit	$(76)	$(235)	-67.5%	$(273)	$(325)	-16.0%
Adjusted EBITDA	$(100)	$(264)	-62.1%	$(330)	$(377)	-12.5%
Margin (%)	-1.3%	-3.9%	2.6 p.p.	-2.2%	-2.9%	0.7 p.p.
Adjusted Operating Income	$(148)	$(312)	-52.7%	$(427)	$(471)	-9.2%
Margin (%)	-1.9%	-4.6%	2.7 p.p.	-2.9%	-3.6%	0.7 p.p.

Pilgrim’s Pride
	Second Quarter			Six Months Ended
IFRS - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$4,623	$4,755	-2.8%	$9,153	$9,214	-0.7%
Cost of Sales	$(4,003)	$(3,811)	5.0%	$(7,918)	$(7,482)	5.8%
Gross Profit	$620	$944	-34.3%	$1,234	$1,732	-28.7%
Adjusted EBITDA	$503	$818	-38.5%	$953	$1,478	-35.5%
Margin (%)	10.9%	17.2%	-6.3 p.p.	10.4%	16.0%	-5.6 p.p.
Adjusted Operating Income	$240	$576	-58.4%	$432	$1,006	-57.0%
Margin (%)	5.2%	12.1%	-6.9 p.p.	4.7%	10.9%	-6.2 p.p.

	Second Quarter			Six Months Ended
USGAAP¹ - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$4,626	$4,757	-2.8%	$9,159	$9,220	-0.7%
Cost of Sales	$(4,286)	$(4,042)	6.0%	$(8,474)	$(7,950)	6.6%
Gross Profit	$340	$715	-52.5%	$685	$1,270	-46.1%
Adjusted EBITDA	$360	$687	-47.6%	$668	$1,220	-45.2%
Margin (%)	7.8%	14.4%	-6.6 p.p.	7.3%	13.2%	-5.9 p.p.
Adjusted Operating Income	$237	$573	-58.7%	$426	$1,002	-57.5%
Margin (%)	5.1%	12.1%	-7.0 p.p.	4.7%	10.9%	-6.2 p.p.

JBS Brazil
	Second Quarter			Six Months Ended
IFRS - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$4,585	$3,581	28.0%	$8,373	$6,751	24.0%
Cost of Sales	$(3,959)	$(3,032)	30.6%	$(7,232)	$(5,733)	26.1%
Gross Profit	$625	$549	14.0%	$1,142	$1,018	12.2%
Adjusted EBITDA	$269	$229	17.8%	$437	$360	21.5%
Margin (%)	5.9%	6.4%	-0.5 p.p.	5.2%	5.3%	-0.1 p.p.
Adjusted Operating Income	$195	$174	12.5%	$297	$253	17.1%
Margin (%)	4.3%	4.8%	-0.5 p.p.	3.5%	3.8%	-0.3 p.p.

	Second Quarter			Six Months Ended
USGAAP¹ - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$4,585	$3,581	28.0%	$8,373	$6,751	24.0%
Cost of Sales	$(4,158)	$(3,198)	30.0%	$(7,606)	$(6,055)	25.6%
Gross Profit	$426	$383	11.3%	$767	$696	10.2%
Adjusted EBITDA	$273	$223	22.1%	$445	$349	27.6%
Margin (%)	5.9%	6.2%	-0.3 p.p.	5.3%	5.2%	0.1 p.p.
Adjusted Operating Income	$200	$171	16.3%	$306	$249	22.8%
Margin (%)	4.4%	4.8%	-0.4 p.p.	3.7%	3.7%	0.0 p.p.

(1)	USGAAP (non-audited)

Seara
	Second Quarter			Six Months Ended
IFRS - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$2,560	$2,166	18.2%	$4,940	$4,317	14.4%
Cost of Sales	$(1,949)	$(1,593)	22.3%	$(3,747)	$(3,115)	20.3%
Gross Profit	$612	$573	6.8%	$1,193	$1,202	-0.8%
Adjusted EBITDA	$380	$392	-2.9%	$750	$817	-8.3%
Margin (%)	14.9%	18.1%	-3.2 p.p.	15.2%	18.9%	-3.7 p.p.
Adjusted Operating Income	$252	$293	-14.1%	$500	$630	-20.6%
Margin (%)	9.8%	13.5%	-3.7 p.p.	10.1%	14.6%	-4.5 p.p.

	Second Quarter			Six Months Ended
USGAAP¹ - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$2,560	$2,166	18.2%	$4,940	$4,317	14.4%
Cost of Sales	$(2,129)	$(1,684)	26.4%	$(4,093)	$(3,307)	23.8%
Gross Profit	$431	$482	-10.6%	$846	$1,010	-16.2%
Adjusted EBITDA	$315	$334	-5.8%	$619	$706	-12.3%
Margin (%)	12.3%	15.4%	-3.1 p.p.	12.5%	16.4%	-3.9 p.p.
Adjusted Operating Income	$250	$290	-13.9%	$496	$621	-20.2%
Margin (%)	9.7%	13.4%	-3.7 p.p.	10.0%	14.4%	-4.4 p.p.

JBS Australia
	Second Quarter			Six Months Ended
IFRS - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$2,565	$1,973	30.0%	$4,710	$3,594	31.0%
Cost of Sales	$(2,232)	$(1,571)	42.0%	$(4,133)	$(2,942)	40.4%
Gross Profit	$334	$401	-16.9%	$578	$652	-11.4%
Adjusted EBITDA	$231	$290	-20.5%	$363	$451	-19.3%
Margin (%)	9.0%	14.7%	-5.7 p.p.	7.7%	12.5%	-4.8 p.p.
Adjusted Operating Income	$195	$260	-24.9%	$294	$391	-24.7%
Margin (%)	7.6%	13.2%	-5.6 p.p.	6.2%	10.9%	-4.7 p.p.

	Second Quarter			Six Months Ended
USGAAP¹ - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$2,565	$1,973	30.0%	$4,710	$3,594	31.0%
Cost of Sales	$(2,317)	$(1,689)	37.2%	$(4,288)	$(3,121)	37.4%
Gross Profit	$249	$284	-12.3%	$423	$473	-10.7%
Adjusted EBITDA	$218	$251	-12.8%	$370	$419	-11.7%
Margin (%)	8.5%	12.7%	-4.2 p.p.	7.9%	11.7%	-3.8 p.p.
Adjusted Operating Income	$195	$231	-15.8%	$324	$380	-14.8%
Margin (%)	7.6%	11.7%	-4.1 p.p.	6.9%	10.6%	-3.7 p.p.

JBS USA Pork
	Second Quarter			Six Months Ended
IFRS - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$2,079	$2,059	1.0%	$4,111	$4,061	1.2%
Cost of Sales	$(1,826)	$(1,700)	7.4%	$(3,457)	$(3,334)	3.7%
Gross Profit	$254	$359	-29.4%	$654	$727	-10.1%
Adjusted EBITDA	$117	$254	-54.0%	$391	$501	-22.0%
Margin (%)	5.6%	12.3%	-6.7 p.p.	9.5%	12.3%	-2.8 p.p.
Adjusted Operating Income	$49	$185	-73.2%	$257	$364	-29.4%
Margin (%)	2.4%	9.0%	-6.6 p.p.	6.2%	9.0%	-2.8 p.p.

	Second Quarter			Six Months Ended
USGAAP¹ - US$ Million	2026	2025	Var %	2026	2025	Var %
Net Sales	$2,079	$2,059	1.0%	$4,111	$4,061	1.2%
Cost of Sales	$(1,883)	$(1,916)	-1.7%	$(3,700)	$(3,687)	0.3%
Gross Profit	$196	$143	37.6%	$411	$373	10.2%
Adjusted EBITDA	$184	$134	38.0%	$388	$356	8.9%
Margin (%)	8.9%	6.5%	2.4 p.p.	9.4%	8.8%	0.6 p.p.
Adjusted Operating Income	$136	$87	56.3%	$292	$264	10.7%
Margin (%)	6.6%	4.2%	2.4 p.p.	7.1%	6.5%	0.6 p.p.

(1)	USGAAP (non-audited)

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Second Quarter		Six Months Ended
	2026	2025	2026	2025
Net Sales	$23,899.6	$20,997.7	$45,508.2	$40,524.2
Cost of Sales	(21,311.7)	(18,165.1)	(40,595.7)	(35,067.1)
Gross Profit	2,587.9	2,832.5	4,912.5	5,457.1
Selling expenses	(1,411.0)	(1,207.0)	(2,713.5)	(2,394.6)
General and administrative expenses	(588.1)	(522.3)	(1,143.7)	(1,078.7)
Other income(expenses)	8.3	1.9	26.4	4.3
Net Operating Expenses	(1,990.8)	(1,727.4)	(3,830.9)	(3,469.1)
Operating Income	597.1	1,105.1	1,081.6	1,988.0
Finance Income	135.7	69.4	307.8	305.1
Finance Expense	(831.2)	(445.8)	(1,317.6)	(873.0)
Net Finance Expense	(695.6)	(376.4)	(1,009.8)	(568.0)
Share of profit of equity-accounted investees, net of tax	(123.6)	7.8	14.8	10.6
Profit (Loss) Before Taxes	(222.1)	736.5	86.6	1,430.6
Current Income Taxes	(18.1)	(165.7)	(51.9)	(390.5)
Deferred Income Taxes	144.0	23.5	110.7	110.5
Total Income Taxes	125.9	(142.2)	58.8	(280.0)
Effective Rate	(56.7)%	(19.3)%	67.9%	(19.6)%
Net Income (Loss)	(96.2)	594.3	145.4	1,150.6
Attributable to:
Company shareholders	(102.1)	528.1	118.5	1,028.3
Non-controlling interest	5.9	66.2	26.9	122.3
Earnings per Share (US$)	$(0.10)	$0.48	$0.11	$0.93

	Second Quarter			Six Months Ended
IFRS - US$ Million	2026	2025	Var %	2026	2025	Var %
Adjusted EBITDA	$1,429.3	$1,753.6	-18.5%	$2,562.7	$3,281.4	-21.9%
Margin (%)	6.0%	8.4%	-2.4 p.p.	5.6%	8.1%	-2.5 p.p.
Adjusted Operating Income	$790.2	$1,188.4	-33.5%	$1,306.1	$2,180.5	-40.1%
Margin (%)	3.3%	5.7%	-2.4 p.p.	2.9%	5.4%	-2.5 p.p.

	Second Quarter			Six Months Ended
USGAAP¹ - US$ Million	2026	2025	Var %	2026	2025	Var %
Adjusted EBITDA	$1,256.6	$1,368.3	-8.2%	$2,173.1	$2,680.7	-18.9%
Margin (%)	5.3%	6.5%	-1.2 p.p.	4.8%	6.6%	-1.8 p.p.
Adjusted Operating Income	$865.9	$1,034.2	-16.3%	$1,409.8	$2,032.8	-30.6%
Margin (%)	3.6%	4.9%	-1.3 p.p.	3.1%	5.0%	-1.9 p.p.

(1)	USGAAP (non-audited)

CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$3,469.1	$4,565.1
Margin Cash	168.3	159.6
Trade accounts receivable	3,555.4	4,231.9
Inventories	6,996.2	6,107.2
Biological assets	1,810.3	1,826.8
Recoverable taxes	1,088.9	957.2
Derivative assets	118.2	155.6
Dividends receivable	-	1.5
Other current assets	550.4	433.4
Total Current Assets	17,756.8	18,438.2
Non Current Assets:
Long-term Investments	50.9	45.8
Recoverable taxes	2,085.7	1,874.6
Biological assets	660.1	611.8
Related party receivables	32.7	41.2
Deferred income taxes	656.1	547.0
Other non-current assets	563.9	488.8
	4,049.4	3,609.2
Investments in equity-accounted investees	225.7	171.6
Property, plant and equipment	14,416.0	13,645.7
Right of use assets	1,621.8	1,613.6
Intangible assets	1,784.8	1,825.6
Goodwill	5,983.9	5,852.6
Total Non Current Assets	28,081.6	26,718.3
Total Assets	$45,838.4	$45,156.5

	June 30, 2026	December 31, 2025
Liabilities and Equity
Current Liabilities:
Trade accounts payable	$5,851.7	$6,198.1
Supply chain finance	1,195.5	1,134.5
Loans and financing	1,334.9	833.1
Income taxes	122.9	288.0
Other taxes payable	187.6	153.0
Payroll and social charges	1,378.3	1,560.2
Lease liabilities	368.7	354.9
Dividends payable	0.1	-
Provisions for legal proceedings	220.4	159.2
Derivative liabilities	116.8	156.4
Other current liabilities	805.6	704.5
Total Current Liabilities	11,582.6	11,541.8
Non Current Liabilities:
Loans and financings	21,315.8	20,257.5
Income and other taxes payable	424.4	407.7
Payroll and social charges	337.8	288.1
Lease liabilities	1,425.5	1,412.4
Deferred income taxes	1,175.1	1,169.3
Provisions for legal proceedings	223.5	209.4
Related party payable	142.5	191.0
Derivative liabilities	101.9	114.4
Other non-current liabilities	50.1	42.2
Total Non Current Liabilities	25,196.7	24,091.9
Equity:
Share capital - common shares	41.6	35.1
Reserves	8,064.3	6,582.7
Undistributed results	118.5	2,085.8
Attributable to company shareholders	8,224.3	8,703.6
Attributable to non-controlling interest	834.8	819.2
Total Equity	9,059.1	9,522.8
Total Liabilities and Equity	$45,838.4	$45,156.5

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Second Quarter		Six Months Ended
	2026	2025	2026	2025
Net income	$(96.2)	$594.3	145.4	1,150.6
Adjustments for:
Depreciation and amortization	639.1	565.2	1,256.6	1,100.8
Expected credit losses	2.3	0.4	5.0	13.3
Share of profit of equity-accounted investees	123.6	(7.8)	(14.8)	(10.6)
(Gain) loss on assets sales	(0.5)	1.9	(13.3)	(8.9)
Taxes expense	(125.9)	142.2	(58.8)	280.0
Net finance expense	695.6	376.4	1,009.8	568.0
Share-based compensation	19.7	7.1	25.8	14.1
Provisions for legal procedings	48.2	1.5	73.0	15.6
Impairment of goodwill and property, plant and equipment	22.6	7.4	22.6	13.6
Net realizable value inventory adjustments	16.2	3.3	32.0	20.4
Fair value adjustment of biological assets	96.3	(95.7)	71.5	(86.5)
Avian Influenza	-	5.6	-	5.6
DOJ (Department of Justice) and antitrust agreements	132.7	54.1	157.4	133.6
	1,573.7	1,655.9	2,712.2	3,209.7
Changes in assets and liabilities:
Trade accounts receivable	352.5	(76.8)	683.6	160.1
Inventories	(242.2)	(314.3)	(824.6)	(955.2)
Recoverable taxes	(22.1)	51.7	(19.5)	93.8
Other current and non-current assets	(96.1)	(73.6)	(88.2)	(362.2)
Biological assets	(232.8)	(206.8)	(415.8)	(398.1)
Trade accounts payable and supply chain finance	361.6	(28.0)	(437.7)	(575.4)
Taxes paid in installments	(8.7)	(44.9)	(23.0)	(51.9)
Other current and non-current liabilities	(115.8)	247.9	(294.1)	179.4
DOJ and Antitrust agreements payment	(146.1)	(121.5)	(98.8)	(261.2)
Income taxes paid	(181.8)	(316.6)	(400.3)	(550.9)
Changes in operating assets and liabilities	(331.5)	(883.0)	(1,918.5)	(2,721.6)
Cash provided by operating activities	1,242.2	772.9	793.7	488.1
Interest paid	(444.0)	(293.4)	(810.8)	(604.9)
Interest received	53.8	31.9	79.9	73.7
Cash net of interest provided by (used in) operating activities	852.1	511.4	62.8	(43.1)
Cash flow from investing activities:
Purchases of property, plant and equipment	(612.5)	(449.5)	(1,178.9)	(714.1)
Purchases and disposals of intangible assets	(2.2)	0.1	(7.2)	(2.6)
Proceeds from sale of property, plant and equipment	19.5	13.8	48.1	35.6
Additional/Acquistion investments in equity-accounted investees	(0.0)	(165.3)	26.4	(165.3)
Dividends received	0.2	2.2	0.2	4.1
Related party transactions	(18.5)	4.6	(16.8)	4.6
Cash provided by (used in) investing activities	(613.5)	(594.0)	(1,128.2)	(837.6)
Cash flow from financing activities:
Proceeds from loans and financings	3,332.5	2,313.2	3,865.5	4,494.2
Payments of loans and financings	(2,265.8)	(2,925.7)	(2,700.7)	(4,676.4)
Derivative instruments received (settled)	13.7	(44.0)	(6.5)	(52.9)
Dividends paid	(1,039.1)	(1,194.3)	(1,039.1)	(1,573.9)
Dividends paid to non-controlling interest	(1.1)	(265.5)	(2.9)	(266.4)
Margin Cash	(4.0)	(66.6)	(35.4)	(44.4)
Payments of leasing contracts	(109.8)	(116.8)	(220.8)	(215.1)
Acquisition of treasury shares	-	-	1.2	-
Others	-	-	(2.8)	-
Cash provided by (used in) financing activities	(73.7)	(2,299.8)	(141.4)	(2,334.8)
Effect of exchange rate changes on cash and cash equivalents	9.4	75.2	110.8	120.5
Net change in cash and cash equivalents	174.3	(2,307.2)	(1,096.0)	(3,094.9)
Cash and cash equivalents at the beggining of period	3,294.8	4,826.0	4,565.1	5,613.7
Cash and cash equivalents at the end of period	$3,469.1	$2,518.8	$3,469.1	$2,518.8

Adjusted EBITDA IFRS to USGAAP Reconciliations

(In millions)
(Unaudited)

	Adjusted EBITDA 2Q26
	JBS Beef North America	PPC	JBS Brazil	Seara	JBS USA Pork	Australia	Miscellaneous	Total
Adjusted EBITDA IFRS	$(78.3)	$502.9	$269.2	$380.4	$116.7	$230.7	$7.6	$1,429.3
Leasing adjustments	(14.4)	(20.5)	(2.9)	(10.8)	(22.4)	(14.4)	(0.5)	(85.9)
Inventory adjustments at market value	(7.4)	-	-	-	(11.1)	-	-	(18.6)
Biological assets adjustments	-	(123.1)	6.4	(55.1)	101.1	2.1	-	(68.6)
Other adjustments	(0.1)	0.7	-	-	-	-	(0.3)	0.3
Adjusted EBITDA USGAAP¹	$(100.3)	$360.0	$272.8	$314.5	$184.3	$218.5	$6.8	$1,256.6

	Adjusted EBITDA 2Q25
	JBS Beef North America	PPC	JBS Brazil	Seara	JBS USA Pork	Australia	Miscellaneous	Total
Adjusted EBITDA IFRS	$(233.0)	$817.7	$228.6	$391.8	$253.6	$290.2	$4.7	$1,753.6
Leasing adjustments	(14.4)	(19.8)	(3.5)	(13.8)	(26.3)	(13.0)	(0.6)	(91.4)
Inventory adjustments at market value	(16.9)	-	-	-	(29.8)	-	-	(46.7)
Biological assets adjustments	-	(111.2)	(1.6)	(44.2)	(63.9)	(26.7)	-	(247.6)
Other adjustments	(0.1)	0.1	-	-	-	-	0.4	0.5
Adjusted EBITDA USGAAP¹	$(264.4)	686.9	$223.5	$333.8	$133.6	$250.5	$4.5	$1,368.3

	Adjusted EBITDA 6M26
	JBS Beef North America	PPC	JBS Brazil	Seara	JBS USA Pork	Australia	Miscellaneous	Total
Adjusted EBITDA IFRS	$(345.0)	$952.6	$436.9	$749.7	$390.8	$363.5	$14.2	$2,562.7
Leasing adjustments	(29.3)	(42.3)	(7.0)	(22.3)	(44.2)	(28.2)	(1.0)	(174.4)
Inventory adjustments at market value	44.6	-	-	-	(10.5)	-	-	34.0
Biological assets adjustments	-	(243.2)	14.9	(108.5)	52.0	35.1	-	(249.7)
Other adjustments	(0.3)	1.1	-	-	-	-	(0.3)	0.5
Adjusted EBITDA USGAAP¹	$(330.2)	668.1	$444.8	$618.9	$388.1	$370.4	$12.8	$2,173.1

	Adjusted EBITDA 6M25
	JBS Beef North America	PPC	JBS Brazil	Seara	JBS USA Pork	Australia	Miscellaneous	Total
Adjusted EBITDA IFRS	$(333.5)	$1,477.9	$359.7	$817.5	$500.9	$450.5	$8.3	$3,281.4
Leasing adjustments	(29.2)	(39.5)	(7.9)	(29.5)	(51.7)	(25.2)	(1.3)	(184.4)
Inventory adjustments at market value	(14.6)	-	-	-	(23.8)	-	-	(38.5)
Biological assets adjustments	-	(218.9)	(3.1)	(82.1)	(69.1)	(6.0)	-	(379.1)
Other adjustments	(0.0)	0.6	-	-	-	-	0.8	1.3
Adjusted EBITDA USGAAP¹	$(377.3)	$1,220.1	$348.6	$705.9	$356.3	$419.4	$7.7	$2,680.8

(1)	USGAAP (non-audited)

Adjusted Operating Income IFRS to USGAAP Reconciliations
(In millions)
(Unaudited)

	Adjusted Operating Income (Loss) 2Q26
	JBS Beef North America	PPC	JBS Brazil	Seara	JBS USA Pork	Australia	Miscellaneous	Total
Adjusted Operating Income IFRS	$(138.1)	$239.7	$195.3	$251.7	$49.5	$195.3	$(3.2)	$790.2
Leasing adjustments	(2.5)	(3.2)	(2.6)	(2.1)	(3.1)	(2.9)	(0.0)	(16.5)
Inventory adjustments at market value	(7.4)	-	-	-	(11.1)	-	-	(18.6)
Biological assets adjustments	-	-	6.9	-	101.1	2.1	-	110.1
Other adjustments	0.2	0.2	-	-	-	-	0.2	0.6
Adjusted Operating Income USGAAP¹	$(147.9)	$236.7	$199.5	$249.6	$136.3	$194.6	$(3.0)	$865.9

	Adjusted Operating Income (Loss) 2Q25
	JBS Beef North America	PPC	JBS Brazil	Seara	JBS USA Pork	Australia	Miscellaneous	Total
Adjusted Operating Income IFRS	$(292.9)	$575.8	$173.6	$293.2	$184.7	$260.1	$(6.2)	$1,188.4
Leasing adjustments	(2.6)	(3.1)	(0.5)	(3.4)	(3.8)	(2.4)	(0.0)	(15.9)
Inventory adjustments at market value	(16.9)	-	-	-	(29.8)	-	-	(46.7)
Biological assets adjustments	-	-	(1.6)	-	(63.9)	(26.7)	-	(92.3)
Other adjustments	0.1	0.6	-	-	-	-	(0.0)	0.7
Adjusted Operating Income USGAAP¹	$(312.3)	$573.4	$171.5	$289.8	$87.2	$230.9	$(6.2)	$1,034.2

	Adjusted Operating Income (Loss) 6M26
	JBS Beef North America	PPC	JBS Brazil	Seara	JBS USA Pork	Australia	Miscellaneous	Total
Adjusted Operating Income IFRS	$(466.9)	$432.5	$296.6	$500.1	$256.7	$294.2	$(7.1)	$1,306.1
Leasing adjustments	(5.1)	(6.5)	(6.2)	(4.3)	(6.2)	(5.5)	(0.1)	(33.9)
Inventory adjustments at market value	44.6	-	-	-	(10.5)	-	-	34.0
Biological assets adjustments	-	-	15.5	-	52.0	35.1	-	102.6
Other adjustments	0.2	0.3	-	-	-	-	$0.5	1.0
Adjusted Operating Income USGAAP¹	$(427.2)	$426.3	$305.9	$495.8	$292.0	$323.8	$(6.7)	$1,409.8

	Adjusted Operating Income (Loss) 6M25
	JBS Beef North America	PPC	JBS Brazil	Seara	JBS USA Pork	Australia	Miscellaneous	Total
Adjusted Operating Income IFRS	$(451.2)	$1,006.5	$253.2	$629.8	$363.8	$390.7	$(12.4)	$2,180.5
Leasing adjustments	(5.4)	(5.9)	(1.0)	(8.7)	(7.1)	(4.8)	(0.0)	(32.9)
Inventory adjustments at market value	(14.6)	-	-	-	(23.8)	-	-	(38.5)
Biological assets adjustments	-	-	(3.1)	-	(69.1)	(6.0)	-	(78.1)
Other adjustments	0.5	1.5	-	-	-	-	(0.2)	1.8
Adjusted Operating Income USGAAP¹	$(470.7)	1,002.1	$249.1	$621.1	$263.8	$379.9	$(12.6)	$2,032.8

(1)	USGAAP (non-audited)

EBITDA to Adjusted EBITDA and Free Cash Flow Reconciliation

(In millions)

	Second Quarter		Twelve Months Ended
	2026	2025	2Q26		2Q25
Profit before Taxes	$(222.1)	$736.5	$1,276.3		$3,237.0
Share of profit of equity-accounted investees, net of tax	123.6	(7.8)	(21.1)		(17.6)
Net finance results	695.6	376.4	1,998.1		1,289.4
(+) Depreciation and amortization	639.1	565.2	2,464.3		2,199.6
EBITDA	$1,236.2	$1,670.3	$5,717.6		$6,708.3
Adjustments to EBITDA:
Other operating income (expense), net	$9.3	$9.0	$38.4		$38.2
Tax Assesment Notice	-	-	43.2		-
Reestructuring	17.3	4.5	32.0		64.9
Impairment of assets	-	7.1	8.4		12.8
Antitrust agreements	132.7	54.1	206.0		307.1
Donations and Social Programs	-	0.6	1.2		9.0
Rio Grande do Sul claim	-	-	-		13.1
Fiscal payments and installments	9.6	2.4	9.6		2.4
Extemporaneous litigation	-	-	20.7		61.0
Reversal of tax credits	-	-	-		58.7
Avian influenza	-	5.6	11.5		5.6
Closure of Plants	24.1	-	24.1		-
Total Adjusted EBITDA	$1,429.3	$1,753.6	$6,112.7		$7,281.0
(-) Depreciation and amortization	639.1	565.2	2,464.3		2,199.6
Adjusted Operating Income (IFRS)	$790.2	$1,188.4	$3,648.5		$5,081.4
Total Gross Debt	22,650.7	19,491.8	22,650.7		19,491.8
(-)Cash and Equivalents	3,469.1	2,518.8	3,469.1		2,518.8
(-) Cash Margin	168.3	449.2	168.3		449.2
(-) Financial Investments	50.9	-	50.9		-
Total Net Debt	$18,962.3	$16,523.8	$18,962.3		$16,523.8
Ratio Calculations:
Gross Debt/Adjusted EBITDA			3.71	x	2.68	x
Net Debt/Adjusted EBITDA			3.10	x	2.27	x

	Second Quarter		Twelve Months Ended
	2026	2025	2Q26	2Q25
Cash provided by operating activities	$1,242.2	$772.9	$4,352.2	$4,147.7
Interest paid and received	(390.2)	(261.5)	(1,313.5)	(1,233.7)
Purchases of property, plant and equipment	(612.5)	(449.5)	(2,564.0)	(1,564.7)
Payments of leasing contracts	(109.8)	(116.8)	(438.3)	(421.8)
Free Cash Flow	$129.7	$(54.9)	$36.4	$927.5

Net Debt Bridge and Proforma Debt Amortization Schedule

(In millions)

(Unaudited)

(1)	Considering acquisitions, non-cash items and Others.

Adjusted Net Income Reconciliation

(In millions)

(Unaudited)

	Second Quarter		Six Months Ended
	2026	2025	2026	2025
Net Income (Loss)	$(96.2)	$594.3	$145.4	$1,150.6
Non-controlling interest	(5.9)	(66.2)	(26.9)	(122.3)
Net income (Loss) Attributable to JBS	$(102.1)	$528.1	$118.5	$1,028.3
Adjustments to Net Income:
Other operating income / expense	$9.3	$9.0	$12.7	$15.4
Reestructuring	17.3	4.5	20.1	21.5
Antitrust agreements	132.7	54.1	157.4	133.6
Donations and Social Programs	-	0.6	0.5	1.1
Avian influenza	-	5.6	-	5.6
Fiscal payments and installments	9.6	2.4	9.6	2.4
Closure of Plants	24.1	-	24.1	-
Final calculation of the bargain purchase price gain	80.5	-	80.5	-
Bond and CRA premiums	172.1	-	172.1	-
Costs Related to the War	39.8	-	39.8	-
Taxes	(165.1)	(25.9)	(175.7)	(61.1)
Adjusted Net income Attributable to JBS	$218.3	$578.4	$459.6	$1,146.9
Adjusted Earnings Per Share Attributable to JBS	$0.20	$0.52	$0.43	$1.03

ROE, ROIC and Interest Coverage Reconciliation

(In millions)

(Unaudited)

	Last twelve months ended June 30,
	2026	2025
Net Income LTM (A)	$1,224.6	$2,365.6
Average Shareholder Equity (B)	$9,152.7	$9,190.9
Current Shareholder Equity	$9,059.1	$9,246.4
Previous Year Shareholder Equity	$9,246.4	$9,135.5
ROE (A/B)	13.4%	25.7%

	Last twelve months ended June 30,
	2026	2025
NOPAT (A)	$3,596.7	$4,210.1
Adjusted Operating Income (IFRS)	$3,648.5	$5,081.4
Taxes	$-51.7	$-871.4
Average Net Debt (B)	$17,743.1	$15,641.6
Current Net Debt	$18,962.3	$16,523.8
Previous Year Net Debt	$16,523.8	$14,759.4
Average Shareholder Equity (C)	$9,152.7	$9,190.9
Current Shareholder Equity	$9,059.1	$9,246.4
Previous Year Shareholder Equity	$9,246.4	$9,135.5
Invested Capital (B+C)	$26,895.8	$24,832.6
ROIC [A/(B+C)]	13.4%	17.0%

	Last twelve months ended June 30,
	2026		2025
Total Adjusted EBITDA	$6,112.7		$7,281.0
Net Financial Expense	$1,222.5		$941.1
Interest Coverage	5.00	x	7.74	x

Conference Call Information and Other Selected Data

JBS will host a conference call to discuss its financial results on Tuesday, August 11, 2026, at 9:00 a.m. Eastern Time. The live webcast will be available on the JBS Investor Relations website at https://ir.jbsglobal.com/, where a replay of the webcast, the accompanying presentation, the earnings release, financial statements, and other supplemental information will also be available following the event. The webcast can also be accessed directly by clicking here. To add the event to your calendar, click here.

This press release is being made in respect of JBS N.V. and its subsidiaries (collectively, the “JBS Group”).

Forward-Looking Statements

We make statements about future events that are subject to risks and uncertainties. Such statements are based on the beliefs and assumptions of our Management and information to which the Company currently has access. Statements about future events include information about our current intentions, beliefs or expectations, as well as those of the members of the Company’s Board of Directors and Officers.

Forward-looking statements may include information on possible or presumed operating results, as well as statements that are preceded, followed or that include the words “believe,” “may,” “will,” “continue,” “expects,” “predicts,” “intends,” “plans,” “estimates,” or similar expressions.

Forward-looking statements and information are not guarantees of performance. They involve risks, uncertainties and assumptions because they refer to future events, depending, therefore, on circumstances that may or may not occur. Future results and shareholder value creation may differ materially from those expressed or implied by the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict.

IFRS and Non-GAAP Financial Measures

This release is prepared under IFRS and also includes certain non-GAAP financial measures. These measures are not calculated in accordance with any generally accepted accounting principles (GAAP) or International Financial Reporting Standards (IFRS) and should not be viewed as substitutes for IFRS metrics such as net income, operating cash flow, or other measures of operating performance or liquidity.

We present non-GAAP financial measures to provide additional information that we believe is useful and meaningful to investors. However, such measures do not have standardized definitions and may therefore not be comparable to similarly titled measures presented by other companies. Non-GAAP financial measures should always be considered together with, and not as alternatives to, the financial results reported in accordance with IFRS as issued by the International Accounting Standards Board.

Additionally, all the numbers are unaudited in the condensed consolidated interim financial information, the consolidated US GAAP figure includes non-audited accounting GAAP adjustments in Seara and JBS Brazil, in addition to the Business Units that already report under US GAAP.

Investor Contact: ir@jbsglobal.com

Guilherme Cavalcanti (Global CFO)

Christiane Assis (IRO)

Pedro Bueno

Felipe Brindo

Vítor Figueira

Amanda Harumi